Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective the 22nd day of March 2012 (the “Effective Date”) by and between Nicholas Q. Dillon, a resident of the State of Minnesota (“Employee”), and Dakota Plains Holdings, Inc., a Nevada corporation formerly known as MCT Holding Corporation (the “Company”).

WHEREAS, the Company’s primary business is developing, owning and operating rail facilities and other means to support the loading, marketing and transporting of crude oil and related products from and into the North Dakota Bakken oil fields;

WHEREAS, Dakota Plains, Inc., a Minnesota corporation (“Predecessor”) and Employee entered into that certain Employment Agreement effective April 5, 2011 (the “Prior Agreement”) and Employee and Company desire to replace and supersede the terms of the Prior Agreement through this Agreement;

WHEREAS, during his employment with Predecessor and the Company, Employee has had and will continue to have access to the Company’s confidential, proprietary and trade secret information. Employee and the Company agree that it is in the best interests of the Company to protect its confidential, proprietary and trade secret information, to prevent unfair competition by former executives following separation of their employment and to secure cooperation from former executives with respect to matters related to their employment with the Company;

WHEREAS, Employee acknowledges that his receipt of benefits under this Agreement depends on, among other things, his agreement to abide by the confidentiality, non-competition, non-solicitation and other covenants contained in this Agreement in Sections 9 and 10 below; and

WHEREAS, Employee is an experienced executive with substantial knowledge, skill and expertise of value to the Company and the Company desires to continue to employ Employee and Employee desires to continue such employment, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective agreements of the Company and Employee as set forth below, the Company and Employee, intending to be legally bound, agree as follows:

1.            Employment.

1.1            Term. As of the Effective Date, the Company hereby employs Employee, and Employee hereby accepts such employment on the terms and conditions set forth herein, for the period commencing on the Effective Date and ending two (2) years after April 5, 2011, which was the effective date of the Prior Agreement, unless sooner terminated pursuant hereto (the “Initial Term”). The Company and Employee shall provide one another with written notice ninety (90) days prior to the second anniversary of April 5, 2011, and on subsequent yearly anniversaries of April 5, 2011, of their intention to terminate this Agreement or to extend the Agreement under the terms and conditions hereof for successive, additional one (1) year periods, subject to early termination pursuant hereto (each a “Renewal Term”). The Agreement will be extended only if both the Company and Employee agree to extend the Agreement. The Initial Term together with any Renewal Term(s) is herein referred to as the “Term.” If Employee remains employed by the Company after the Term, then such employment shall be according to such terms and conditions as the Company may establish from time to time.

1.2            Services. The Company hereby agrees to employ Employee in the role of the Company’s Vice President – Finance, and Employee hereby accepts such employment with the Company on the terms and conditions set forth herein. Employee shall perform all activities and services as the Company’s Vice President – Finance, which shall include such duties and responsibilities as the Company’s Board of Directors (the “Board”), Chief Executive Officer or Chief Financial Officer may from time-to-time reasonably prescribe consistent with the duties and responsibilities of the Chief Executive Officer of the Company (the “Services”). Employee shall use his best efforts to make himself available to render such Services to the best of his abilities. The Services shall be performed in a good professional and workmanlike manner by Employee, to the Company’s reasonable satisfaction, which shall include duties and responsibilities as the Company’s Vice President – Finance. Employee shall be considered an executive officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.            At-Will Relationship. Employee’s employment with the Company shall be entirely “at-will,” meaning that either Employee or the Company may terminate such employment relationship at any time for any reason or for no reason at all, subject to the provisions of this Agreement.

3.            Compensation/Issuance of Shares of Common Stock and Warrants. In consideration for Employee entering into this Agreement with the Company and performing the Services required hereunder during the Term, the Company shall provide Employee with the following compensation while Employee is employed by the Company during the Term:

3.1            Annual Salary. The Company shall pay Employee an annualized base salary according to this Section 3.1 (the “Salary”), which Salary shall be paid monthly on the 15th day of each calendar month, or the last business day immediately preceding the 15th day of each calendar month, in the event the 15th falls on a weekend or a holiday. Employee’s initial annualized Salary as of the Effective Date shall be $50,000.

3.2            Bonus Compensation. Employee shall be eligible to receive such bonuses as may be determined appropriate in the sole discretion of the Company’s Compensation Committee or Board from time-to-time; provided, however, that nothing herein shall obligate the Company to pay any bonus to Employee at any time.

3.3            Restricted Stock. The Company hereby acknowledges the issuance to Employee as of the Effective Date an aggregate of one hundred thousand (100,000) shares (the “Shares”) of the Company’s common stock, par value one-tenth of one cent ($0.001) per share (“Common Stock”), which Shares are restricted and shall vest as follows: (i) twenty thousand (20,000) Shares shall vest on January 1, 2012, and (ii) the remaining eighty thousand (40,000) Shares shall vest in their entirety on April 5, 2013, subject to the provisions of Sections 3.5 and 3.6 below. The Shares were issued pursuant to that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) in exchange for 100,000 similarly restricted shares of the Predecessor’s common stock that were issued in accordance with, and subject to the restrictions of, the Prior Agreement.

3.4            Replacement Warrant. The Company also hereby acknowledges the issuance to Employee as of the Effective Date a replacement warrant (the “Warrant”) to purchase an aggregate of one hundred thousand (100,000) shares of Common Stock at an exercise price of two dollars and fifty ($2.50) per share, which warrant shall vest and be exercisable in a single lump sum on April 5, 2013, subject to the provisions of Sections 3.5 and 3.6 below. Shares of Common Stock purchasable upon exercise of the Warrant are hereinafter referred to as the “Warrant Shares.” The Warrant expires on April 5, 2016 and was issued pursuant to the Merger Agreement in exchange for a warrant with substantially similar terms that was issued in accordance with, and subject to the restrictions of, the Prior Agreement.

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3.5            Vesting of Shares and Warrant. The Shares and the Warrant shall be subject to the following terms and conditions:

(i)            Until vested as specified above, the Warrant may not be exercised and the Shares and the Warrant may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law or otherwise.

(ii)            All of the Shares shall vest and become fully-paid and non-assessable shares of Common Stock and the Warrant shall vest and be fully- exercisable immediately upon the occurrence of any of the following events:

(a)            upon the occurrence of any event constituting a Change in Control during the Term (as defined in Section 3.5(iv) below); or

(b)            in the event the Company involuntarily terminates Employee’s employment with the Company during the Term and prior to a Change in Control for any reason other than for one of the following reasons;

(1)            Employee’s intentional act of fraud, embezzlement, theft or any other material violation of law;

(2)            Employee’s grossly negligent or intentional damage to the Company’s reputation or assets;

(3)            Employee’s grossly negligent or intentional disclosure of Confidential Information and Materials (as defined below) contrary to Employee’s obligations set forth in Section 6 below;

(4)            Employee’s willful and continued failure to substantially perform required duties for the Company (other than as a result of incapacity due to physical or mental illness); or

(5)            Employee’s inability to perform on a full-time basis the duties and responsibilities of his employment with the Company by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period; a period of inability shall be “uninterrupted” unless and until Employee returns to full-time work, with or without an accommodation, for a continuous period of at least thirty (30) days.

(iii)            The Shares and the Warrant shall automatically terminate and be cancelled to the extent not vested, and the Employee shall forfeit any and all unexercised rights to any unvested Shares and/or Warrants, in the event that the Employee terminates his employment with the Company for any reason.

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(iv)            Any of the following shall constitute a “Change in Control” for the purposes hereof:

(a)            The consummation of a reorganization, merger, share exchange, consolidation or similar transaction (other than a transaction effectuated in connection with the Company becoming “publicly traded”), or the sale or disposition of all or substantially all of the assets of the Company, unless, in any case, the persons beneficially owning the voting securities of the Company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of the Company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately prior to the transaction;

(b)            The Company’s shareholders approve a complete liquidation or dissolution of the Company; or

(c)            A majority of the members of the Board shall not be Continuing Directors (“Continuing Directors” shall mean: (1) individuals who, on the Effective Date, are directors of the Company, (2) individuals elected as directors of the Company subsequent to the Effective Date for whose election proxies shall have been solicited by the Board, (3) individuals elected as directors of the Company subsequent to the Effective Date pursuant to a nomination of board representation right of preferred stockholders of the Company, or (4) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to newly-created directorships.

3.6            Acknowledgement. Employee hereby acknowledges and agrees that the Shares and Warrant Shares issued pursuant to this Agreement shall be subject to the following provisions:

(i)            The Shares and Warrant Shares will be issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, will not be registered for resale with the United States Securities and Exchange Commission (the “SEC”) or any state securities commission and, as such, will constitute “restricted securities” as defined in the Act;

(ii)            Employee may not offer, sell, hypothecate, pledge, transfer, assign or otherwise dispose of any of the Shares, the Warrant or the Warrant Shares without (A) first delivering to the Company an opinion of counsel satisfactory to the Company that any proposed disposition or transfer may be made lawfully without the registration of the Shares pursuant to the Act and applicable state laws, or (B) registration of such shares with the SEC and any appropriate state securities commissions (it being expressly understood that the Company shall not have any obligation to register any of the Shares);

(iii)            Employee understands and acknowledges that Employee may recognize income for Federal and state income tax purposes at the time the Shares, Warrant and/or Warrant Shares are issued or thereafter, and Employee shall be solely responsible for paying any and all taxes associated with the Company’s issuance of such securities;

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(iv)            the Company has not provided Employee any advice regarding his potential tax liability, Employee has sought to his satisfaction the advice of independent advisors regarding the tax and legal implications of receiving the Shares and Employee agrees to report any potential income resulting from the issuance of the Shares in accordance with applicable law;

(v)            Employee understands and acknowledges that Employee will be entirely responsible for the payment of any taxes as a result of the issuance of the Shares, the Warrant and the Warrant Shares and that the Company will not withhold any amount from Employee’s compensation to cover such tax liability, and Employee agrees to indemnify and hold the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns harmless against all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in connection with, and shall assume full responsibility for, payment of all federal, state and local taxes or contributions imposed or required as a result of the issuance of the Shares, Warrant or Warrant Shares;

3.7            The parties agree that the provisions of this Section 3 shall survive any termination of Employee’s employment with the Company and of this Agreement.

4.            Benefits. In consideration for Employee entering into this Agreement with the Company and performing the Services required hereunder during the Term, the Company shall provide Employee with the following employee benefits while Employee is employed by the Company during the Term:

4.1            Retirement Plans. Employee shall be entitled to participate in the Company’s 401(k), profit sharing and other retirement plans (the “Plan”) presently in effect or hereafter adopted by the Company, to the extent that such Plan relates generally to all employees of the Company. Employee shall be able to contribute up to the legal limit, as a percentage of his annualized Salary, into any such Plan, of which the Company shall match Employee’s contribution up to a maximum of eight percent (8.0%) of Employee’s annualized Salary.

4.2            Vacation. Employee shall be entitled to vacation pursuant to such general policies and procedures of the Company consistent with past practices as are from time to time adopted by the Company.

4.3            Expense Reimbursement. Employee shall be reimbursed by the Company for all ordinary and customary business expenses, including travel and other disbursements pre-approved by the Company’s Chief Executive Officer or Chief Financial Officer. Employee shall provide such appropriate documentation regarding such expenses and disbursements as Company may reasonably require. Reimbursement shall occur once per month and must be paid no later than the end of the Company’s taxable year following the taxable year in which such expenses are incurred.

4.4            Health Insurance. Employee, Employee’s spouse and any children of Employee (the “Employee’s Family”) shall be entitled to participate in health, hospitalization, disability, dental and other such health-related benefits and/or insurance plans that the Company may have in effect from time-to-time and provided the Employee and Employee’s Family meets the eligibility requirements for each such individual plan or program, all of which insurance premiums shall be paid by the Company on behalf of Employee and Employee’s Family. The Company provides no assurance as to the adoption or continuance of any particular health, hospitalization, disability, dental and other such health-related benefits and/or insurance plans or programs and Employee and Employee’s Family’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

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4.5            Other Benefits. Employee shall also be entitled to such other benefits as the Company may from time-to-time generally provide to its personnel, at the discretion of and as permitted by the Company’s management.

5.            Confidential Information.

5.1            Employee shall maintain the confidentiality of all trade secrets, (whether owned or licensed by the Company) and related or other interpretative materials and analyses of Predecessor or the Company’s projects, or knowledge of the existence of any material, information, analyses, projects, proposed joint ventures, mergers, acquisitions, divestitures and other such anticipated or contemplated business ventures of Predecessor or the Company, and other confidential or proprietary information of Predecessor or the Company (“Confidential Information and Materials”) obtained by Employee as result of Employee’s employment with Predecessor or the Company and for two (2) years following termination of Employee’s employment with the Company for any reason, whether such termination is at the initiative of Employee or the Company or before or after expiration of the Term.

5.2            In the event that such Confidential Information and Materials are memorialized on any computer hardware, software, CD-ROM, disk, tape, or other media, Company shall have the right, subject to the rights of third parties under contract, copyright, or other law, to view, use, and copy for safekeeping or backup purposes such Confidential Information and Materials. During the period of confidentiality, Employee shall make no use of such Confidential Information and Materials for his own financial or other benefit, and shall not retain any originals or copies, or reveal or disclose any Confidential Information and Materials to any third parties, except as otherwise expressly agreed by the Company. Employee shall have no right to use the Company’s corporate logos, trademarks, service marks, or other intellectual property without prior written permission of the Company and subject to any limitations or restrictions upon such use as the Company may require.

5.3            Upon expiration or termination of this Agreement, Employee shall turn over to a designated representative of the Company all property in Employee’s possession and custody and belonging to the Company. Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs or other documents relating in any way to the affairs of the Company and containing Confidential Information and Materials which came into Employee’s possession at any time during the term of Employee’s employment with the Company.

5.4            Employee acknowledges that the Company is a public company subject to the reporting requirements of the Exchange Act and that this Agreement may be subject to the filing requirements of the Exchange Act. Employee acknowledges and agrees that the applicable insider trading rules and limitations on disclosure of non-public information set forth in the Exchange Act and rules and regulations promulgated by the SEC shall apply to this Agreement and Employee’s employment with the Company. Employee (on behalf of himself as well as his executors, heirs, administrators and assigns) absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Employee’s breach or alleged breach of any obligation under the Exchange Act, any rules promulgated by the SEC and any other applicable Federal or state laws, rules, regulations or orders.

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5.5            The foregoing obligations of confidentiality shall not apply to any Confidential Information and Materials that: (i) are now or subsequently become generally publicly known, other than as a direct or indirect result of the breach by Employee of this Agreement, (ii) are independently made available to Employee in good faith by a third party who has not violated a confidential relationship with the Company, or (iii) are required to be disclosed by law or legal process. Employee understands and agrees that Employee’s obligations under this Agreement to maintain the confidentiality of Predecessor and the Company’s Confidential Information are in addition to any obligations of Employee under applicable statutory or common law. The parties agree that the provisions of this Section 5 shall survive any termination of Employee’s employment with Predecessor the Company and this Agreement.

6.            Non-Competition and Non-Solicitation.

6.1            Employee agrees that he will not:

(i)            anywhere within the United States, engage, directly or indirectly, alone or as a shareholder (other than as a holder of less than ten percent (10%) of the common stock of any publicly traded corporation), partner, officer, director, employee, consultant or advisor, or otherwise in any way participate in or become associated with, any other business organization that is engaged or becomes engaged in any business that is the same or substantially identical business of the Company, or is directly competitive with, any business activity that the Company is conducting at the time of the Employee’s termination or has notified the Employee that it proposes to conduct and for which the Company has, prior to the time of such termination, expended substantial resources (the “Designated Industry”),

(ii)            divert to any competitor of the Company any customer of the Company, or

(iii)           solicit any employee, contributor or faculty member of the Company to change its relationship with the Company, or hire or offer employment to any person to whom the Employee actually knows the Company has offered employment.

6.2            Employee agrees to be bound by the provisions of this Section 6 in consideration for the Company’s employment of Employee, payment of the compensation and benefits provided under Section 3 and Section 4 above and the covenants and agreements set forth herein. The provisions of this Section 6 shall apply during the term of Employee’s employment with the Company and for a period of two (2) years following termination of Employee’s employment with the Company for any reason, whether such termination is at the initiative of Employee or the Company or before or after expiration of the Term. The parties agree that the provisions of this Section 6 shall survive any termination of this Agreement, Employee will continue to be bound by the provisions of this Section 6 until their expiration and Employee shall not be entitled to any compensation from the Company with respect thereto except as provided under this Agreement.

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6.3            Employee acknowledges that the provisions of this Section 6 are essential to protect the business and goodwill of the Company. If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

7.            Non-Disparagement. Both the Company and Employee agree that neither they nor any of their respective affiliates, predecessors, subsidiaries, partners, principals, officers, directors, authorized representatives, agents, employees, successors, assigns, heirs or family members shall disparage or defame any other party hereto relating in any respect to this Agreement, their relationship or the Company’s employment of Employee.

8.            Notices. Any notice required or permitted under this Agreement shall be personally delivered or sent by recognized overnight courier or by certified mail, return receipt requested, postage prepaid, and shall be effective when received (if personally delivered or sent by recognized overnight courier) or on the third day after mailing (if sent by certified mail, return receipt requested, postage prepaid) to Employee at the address indicated on the signature page of this Agreement and to the Company at its headquarters or principal place of business. Either party may designate a different person to whom notices should be sent at any time by notifying the other party in writing in accordance with this Agreement.

9.            Survival of Certain Provisions. Those provisions of this Agreement which by their terms extend beyond the termination or non-renewal of this Agreement (including all representations, warranties, and covenants of the parties) shall remain in full force and effect and survive such termination or non-renewal.

10.           Severability. Each provision of this Agreement shall be considered severable such that if any one provision or clause conflicts with existing or future applicable law, or may not be given full effect because of such law, this shall not affect any other provision which can be given effect without the conflicting provision or clause.

11.           Entire Agreement. This Agreement contains the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof, including without limitation the Prior Agreement. There are no understandings, conditions, representations or warranties of any kind between the parties except as expressly set forth herein.

12.           Assignability. Employee may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party without the express written consent of Employee except by operation of law, or through merger, liquidation, recapitalization or sale of all or substantially all of the assets of the Company, provided that the Company may assign this Agreement at any time to an affiliate of the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective representatives, successors, and assigns.

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13.           Headings. The headings of the paragraphs and sections of this Agreement are inserted solely for the convenience of reference. They shall in no way define, limit, extend, or aid in the construction of the scope, extent, or intent of this Agreement.

14.           Waiver. The failure of a party to enforce the provisions of this Agreement shall not be construed as a waiver of any provision or the right of such party thereafter to enforce each and every provision of this Agreement. Employee expressly waives any and all rights under the Prior Agreement relating to accelerated vesting of any equity or right to purchase equity in Predecessor or the Company as a result of any change in control involving the merger of Predecessor and DP Acquisition Corporation or Predecessor and the Company.

15.           Amendments. No amendments of this Agreement shall be binding upon the Company or Employee unless made in writing, signed by the parties hereto, and delivered to the parties at the addresses provided herein.

16.           Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Minnesota, without regard to the principles of comity and/or the applicable conflicts of laws of any state that would result in the application of any laws other than the State of Minnesota.

17.           Jurisdiction. This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof. Employee and the Company agree and consent that any legal action, suit or proceeding seeking to enforce any provision of this Agreement shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and Employee and the Company agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding. Employee and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, proceeding, if given or made (i) according to applicable law, (ii) by a person over the age of eighteen (18) who personally served such notice or service of process on Employee or the Company, as the case may be, or (iii) by certified mail, return receipt requested, mailed to employee or the Company, as the case may be, at their respective addresses set forth in this Agreement.

18.           Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

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19.           Taxes and Section 409A. Company may withhold from any amounts payable under this Agreement such federal, state and local income and employment taxes as Company shall determine are required to be withheld pursuant to any applicable law or regulation. Employee shall be solely responsible for the payment of all taxes due and owing with respect to wages, benefits, and other compensation provided to him hereunder. This Agreement and the compensation payable hereunder is intended to satisfy, or be exempt from, the requirements of Section 409A(a)(2)(3) and (4) of the Internal Revenue Code of 1986, as amended, including current and future guidance and regulations interpreting such provisions, and should be interpreted accordingly.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DAKOTA PLAINS HOLDINGS, INC.

/s/ Gabriel G. Claypool
Gabriel G. Claypool, Chief Executive Officer

EMPLOYEE

/s/ Nicholas Q. Dillon
Nicholas Q. Dillon

[Signature Page to Employment Agreement]